UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2010

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, David M. Johnson, Executive Vice President and Chief Financial Officer of Fannie Mae (formally, the Federal National Mortgage Association), notified the company that he would be resigning from the company no later than the end of 2010. Until a successor to Mr. Johnson is named, David C. Hisey, age 50, will assume Mr. Johnson’s responsibilities as Chief Financial Officer.

Mr. Hisey has been Fannie Mae’s Executive Vice President and Deputy Chief Financial Officer since November 2008. Mr. Hisey previously served as Executive Vice President and Chief Financial Officer from August to November 2008, as Senior Vice President and Controller from February 2005 to August 2008 and as Senior Vice President, Financial Controls and Operations from January to February 2005. Prior to joining Fannie Mae, Mr. Hisey was Corporate Vice President of Financial Services Consulting, Managing Director and practice leader of the Lending and Leasing Group of BearingPoint, Inc., a management consulting and systems integration company. Prior to joining BearingPoint in 2000, Mr. Hisey was an audit partner with KPMG, LLP. Mr. Hisey serves as our principal accounting officer and is a certified public accountant.

There have been no changes to Mr. Hisey’s compensation from the description contained in Fannie Mae’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

November 16, 2010	By:	Timothy J. Mayopoulos

Name: Timothy J. Mayopoulos
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary